SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS INC
                    MJG ASSOCIATES, INC.
                                10/26/00            1,000-           16.3125
                    GAMCO INVESTORS, INC.
                                11/02/00            7,000            14.2500
                                10/31/00           10,000            13.9750
                                10/31/00            1,500            14.0000
                                10/30/00              500            13.8750
                                10/27/00            3,000            13.5625
                                10/27/00            7,000            13.5625
                                10/26/00            5,800            13.3082


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.